CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Registration Statement on Form SB 2/A of our report dated February 19, 2001, except for notes 7, 8, 9, and 22 which are dated May 3, 2001 and Note 2 which is dated September 4, 2001, relating to the financial statements of NEBO Products, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                  /s/

                                  TANNER + CO.
























Salt Lake City, Utah
September 10, 2001